Exhibit 10.5

SECURITY AGREEMENT
THIS SECURITY AGREEMENT (this “Agreement”), dated as of April 29, 2016, is entered into by and among UNIQUE-INTASCO CANADA, INC., a British Columbia corporation (the “CA Borrower”), each of the other persons which becomes a debtor hereunder from time to time (together with the CA Borrower, the “Debtors” and each referred to herein as a “Debtor”), and CITIZENS BANK, NATIONAL ASSOCIATION, a national banking association, as agent (the “Agent”) for the Lenders (as defined below);
WITNESSETH THAT:
WHEREAS, the Debtors are (or will be with respect to after-acquired property) the legal and beneficial owners and the holders of the Collateral (as defined in Section 1 hereof); and
WHEREAS, pursuant to that certain Credit Agreement (as it may hereafter from time to time be restated, amended, modified or supplemented, the “Credit Agreement”) of even date herewith by and among the CA Borrower, Unique Fabricating NA, Inc., a Delaware corporation (the “US Borrower”, and together with the CA Borrower, the “Borrowers” and each referred to herein as a “Borrower”), the Agent, the lenders now or hereafter party thereto (the “Lenders”) and the guarantors now or hereafter party to the Guaranty as defined therein, the Agent and the Lenders have agreed to make certain loans and other extensions of credit to the Borrowers; and
WHEREAS, the obligation of the Agent and the Lenders to make loans and other extensions of credit to the Borrowers under the Credit Agreement is subject to the condition, among others, that the Debtors secure the Secured Obligations (as defined in Section 1 hereof) by granting security interests in the Collateral as more fully described herein in the manner set forth herein.
NOW, THEREFORE, intending to be legally bound hereby, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:
1.Terms which are used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement, and the rules of construction set forth in the Credit Agreement shall apply to this Agreement. The following words and terms shall have the following meanings, respectively, unless the context hereof otherwise clearly requires:
(a)    “Collateral” means all of each Debtor's right, title and interest in, to and under the following described property of such Debtor:
(i)    all existing and hereafter acquired (whether by amalgamation or otherwise) assets, property and undertaking, and including, without limitation, the assets, property and undertaking of the kinds described below:
(A)     all inventory of the Debtor (“Inventory”), including goods held for sale or lease or furnished or to be furnished under a contract of service or that are raw materials, work in progress or materials used or consumed, or finished goods;

(B)    all goods which are not inventory or consumer goods (“Equipment”), including furniture, fixtures, equipment, machinery, plant, tools, vehicles and other tangible personal property and Serial Numbered Goods;
(C)    all Computer Hardware and Software Collateral;
(D)    all money and all debts and choses in action which are now due or which may hereafter become due to the Debtor and all claims of any kind which the Debtor now has or may hereafter have, including claims against the Crown and claims under insurance policies (together with the Collateral of the types described in paragraphs (F) and (K) below, “Receivables”);
(E)    all Intellectual Property;
(F)    all chattel paper;
(G)    all warehouse receipts, bills of lading and other documents of title, whether negotiable or not;
(H)    all Investment Property, including the Pledged Securities;
(I)    all rights, contracts, instruments, licences, permits, consents, leases, policies, approvals, performance bonds, purchase orders, plans and specifications, all as may be amended or replaced from time to time;
(J)    all real and immoveable property, both freehold and leasehold, together with all buildings, erections and fixtures thereon;
(K)    all rents, present or future, under any lease or agreement to lease any part of the lands of the Debtor or any building or structure now or hereafter constructed or located on such lands, income derived from any tenancy, use or occupation thereof and any other income and profit derived therefrom;
(L)    all intangibles;
(M)    with respect to the Collateral of the types described in paragraphs (A) through (L) inclusive, all books, accounts, invoices, letters, documents and other records in any form, including all data in electronic form, evidencing or relating thereto and all rights and benefits in respect thereof;
(N)    with respect to the Collateral of the types described in paragraphs (A) through (M) inclusive, all substitutions and replacements thereof and increases, additions and accessions thereto; and
(O)    with respect to all of the Collateral, all proceeds therefrom including personal property in any form or fixtures derived directly or indirectly from any dealing with such property or proceeds therefrom and any insurance or other payment as indemnity or compensation for loss of or damage to such property or any right to such payment, and any payment made in total or partial discharge or redemption of an intangible, chattel paper, instrument or security;
provided, that, “Collateral” shall not include Excluded Property.

(b)    “Computer Hardware and Software Collateral” means:
(i)    all computer and other electronic data processing hardware, integrated computer systems, central processing units, memory units, display terminals, printers, features, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories and all peripheral devices and other related computer hardware;
(ii)    all software programs (including both source code, object code and all related applications and data files), whether now owned, licensed or leased by the Debtor, designed for use on the computers and other electronic data processing hardware described in paragraph (i) above;
(iii)    all firmware associated with the hardware and software described in the preceding paragraphs (i) and (ii);
(iv)    all documentation (including flow charts, logic diagrams, manuals, guides and specifications) with respect to such hardware, software and firmware described in the preceding paragraphs (i) through (iii); and
(v)    all rights with respect to all of the foregoing, including, without limitation, any and all copyrights, licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications and any substitutions, replacements, additions or model conversions of any of the foregoing.
(c)    “Excluded Property” means (i) any permit or licence or any contractual obligation entered into by a Debtor (A) that prohibits or requires the consent of any Person which has not been obtained as a condition to the creation by such Debtor of a Lien on any right, title or interest in such permit, license or contractual obligation, or (B) to the extent that any Law applicable thereto prohibits the creation of a Lien thereon, but only, with respect to the prohibition in (A) and (B), to the extent, and for as long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the PPSA or any other Law, and (ii) any "intent to use" trademark applications for which a statement of use has not been filed (but only until such statement is filed); provided, however, that “Excluded Property” shall not include any proceeds, products, substitutions or replacements of Excluded Property (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Property).
(d)    “Intellectual Property” means all trade secrets, research data, designs, proprietary know-how, drawings and studies, instruction manuals, concepts, methods, procedures, processes, technical information, specifications and materials, technology or proprietary information used in or relating to the Debtor’s business, and all patents, patent applications and registrations, websites, domain names, web pages, design, look and feel, copyrights, copyright applications and registrations, logos, trade names, trade-marks, trade-mark applications and registrations and industrial designs, including all related codes, specifications, documentation revisions, enhancements and modifications, and all other intellectual property rights owned by the Debtor or used under license from third parties, including the right to sue for any infringement of any of the Debtor’s intellectual property rights.
(e)    “Investment Property” means all or any part of any present or future interest of the Debtor in present and after acquired investment property, including all securities, securities accounts and futures accounts, all of the present and future security entitlements of the Debtor as an entitlement holder of such security entitlements, and all proceeds of any such property.
(f)    “Law” means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, issued guidance, release, ruling, order, executive order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award of or any settlement arrangement, by agreement, consent or otherwise, with any governmental entity, agency, division of department, foreign or domestic.
(g)    “Lien” shall have the meaning provided in the Credit Agreement.
(h)    “Loan Documents” shall have the meaning provided in the Credit Agreement.
(i)    “Permitted Liens" shall have the meaning provided in the Credit Agreement.
(j)    “Pledged Securities” means all the securities now or in the future held by the Debtor, whether certificated or uncertificated, including all warrants and options, and any substitutions, additions and proceeds arising out of any consolidation, subdivision, reclassification, conversion, stock dividend or similar increase or decrease in or alteration of the capital of such issuers or any other event and any securities acquired pursuant to the exercise of a right or offer by the Debtor.
(k)    “PPSA” means the Personal Property Security Act (Ontario) and the regulations or Minister's orders thereunder, as from time to time in effect; provided, however, that if attachment, perfection or priority of the security interests of the Agent (or its agent), on behalf of itself and the other Lenders in any Collateral are governed by the personal property security laws of any Canadian jurisdiction other than the province of Ontario, “PPSA” shall mean those personal property security laws in such other jurisdiction for the purposes of the provisions hereof relating to such attachment, perfection or priority and for the definitions related to such provisions.
(l)    “Secured Obligations” shall mean and include all existing and hereafter arising indebtedness, obligations, and liabilities, whether for principal, interest, fees, expenses or otherwise of the CA Borrower or any of the other Debtors to the Agent or the Lenders under the Credit Agreement, any of the other Loan Documents or any other document or instrument entered into or delivered in connection therewith, as any of the same or any one or more of them may from time to time be amended, restated, modified, or supplemented, together with any and all extensions, renewals, refinancings, and refundings thereof in whole or in part.
(m)     “Serial Numbered Goods” means motor vehicles, trailers, mobile homes, aircraft, boats and outboard motors.
2.    In this Agreement, the words “accessions”, “account”, “account debtor”, “certificated security”, “chattel paper”, “consumer goods”, “control”, “document of title”, “equipment”, “fixtures”, “futures account”, “goods”, “instrument”, “intangible”, “inventory”, “investment property”, “money”, “option”, “proceeds”, “receiver”, “security”, “securities account”, “security entitlement” and “uncertificated security” shall have the same meanings as their defined meanings where they are defined in the PPSA.

3.    As general and continuing security for the due and punctual payment and performance of the Secured Obligations, each Debtor hereby mortgages, charges, assigns, transfers, pledges and grants to and creates in favor of the Agent, for the benefit of itself and the Lenders, a fixed and specific mortgage and charge and a first priority Lien on and security interest under the PPSA in and to the Collateral, subject only to Permitted Liens. Without limiting the generality of Section 8 below, each Debtor agrees that with respect to each item of the Collateral as to which (i) the creation of a valid and enforceable security interest is not governed exclusively by the PPSA, or (ii) the perfection of a valid and enforceable first priority security interest therein under the PPSA cannot be accomplished either by the Agent taking possession thereof or by the filing in appropriate locations of appropriate financing statements under the PPSA, such Debtor will at its expense execute and deliver to the Agent and hereby does authorize the Agent to execute and file such documents, agreements, notices, assignments and instruments and take such further actions as may be requested by the Agent from time to time for the purpose of creating a valid and perfected first priority Lien on such item, subject only to Permitted Liens, enforceable against such Debtor and all third parties to secure the Secured Obligations.
4.    Each Debtor agrees that the Agent and the Lenders have given value and that the Liens and security interests created by this Agreement are intended to attach (a) with respect to the Collateral that is now in existence, upon execution of this Agreement, and (b) with respect to the Collateral that comes into existence in the future, upon the Debtor acquiring rights in the Collateral or the power to transfer rights in the Collateral to the Agent. In each case, the parties do not intend to postpone the attachment of any Lien or security interest created by this Agreement.
5.    The Liens and the security interests created by this Agreement do not and shall not extend to, and Collateral shall not include, the last day of the term of any lease or sub-lease, oral or written, or any agreement therefor, now held or hereafter acquired by any Debtor, but any such Debtor shall stand possessed of such last day in trust to assign the same as the Agent shall direct.
6.    Each Debtor represents and warrants to the Agent and the Lenders that (a) the Debtors have good and marketable title to the Collateral, (b) except for the security interest granted to and created in favor of the Agent for the benefit of itself and the Lenders hereunder and Permitted Liens, all the Collateral is free and clear of any Lien, (c) the Debtors will use commercially reasonable efforts to defend the Collateral against all claims and demands of all Persons at any time claiming any interest therein, other than a holder of Permitted Liens (d) each account is genuine and enforceable in accordance with its terms, except as may be limited by applicable Laws and by general principals of equity, and the Debtors will defend the same against all claims, demands, recoupment, setoffs, and counterclaims at any time asserted, (e) at the time any account becomes subject to this Agreement, each such account will be a good and valid account representing a bona fide sale of goods or services by the Debtors and such goods will have been shipped to the respective account debtors or the services will have been performed for the respective account debtors (or for those on behalf of whom the account debtors are obligated on the accounts), and no such account will at such time be subject to any claim for credit, allowance, setoff, recoupment, defense, counterclaim or adjustment by any account debtor or otherwise, (f) the exact legal name of each Debtor is as set forth on the signature page hereto, and (g) the jurisdiction of incorporation, formation or organization, as applicable, of each Debtor is as set forth on Schedule A hereto. Further, each Debtor represents and warrants that (i) this Agreement creates a valid security interest in favor of the Agent, for the benefit of itself and the Lenders, in the Collateral, except as may be limited by applicable Laws and by general principles of equity, and (ii) the security interests granted hereunder in favor of the Agent, for the benefit of itself and the Lenders, will constitute a first priority security interest (subject only to Permitted Liens) and will be perfected, with respect to the Collateral of such Debtor, upon the proper filing of the financing statements in each jurisdiction where the Collateral is located, and with respect to Collateral which cannot be perfected by the filing of a financing statement, upon taking of the other steps contemplated by this Agreement and the other Loan Documents.
7.    The Liens created by this Agreement extend to the ultimate balance of the Secured Obligations, regardless of any intermediate payment or discharge of the Secured Obligations in whole or in part. Without limiting the generality of the foregoing, the Secured Obligations may include advances and re-advances under revolving credit facilities, which permit borrowing, repayment of all or part of the amount borrowed and re-borrowing of amounts previously paid.
8.    Each Debtor will faithfully preserve and protect the Agent's security interest in the Collateral as a prior perfected security interest under the PPSA, superior and ranking prior to the rights of all other Persons, except for holders of Permitted Liens, and will do all such acts and things and will, upon request therefor by the Agent, execute, deliver, file and record, and each Debtor hereby authorizes the Agent to so file, all such other documents and instruments, including, without limitation, financing statements, security agreements, assignments and documents and powers of attorney with respect to the Collateral, and pay all filing fees and taxes related thereto, as the Agent in its reasonable discretion may deem necessary or advisable from time to time in order to attach, continue, preserve, perfect, and protect said security interest (including the filing at any time or times after the date hereof of financing statements under, and in the locations advisable pursuant to, the PPSA); and, each Debtor hereby irrevocably appoints the Agent, its officers, employees and agents, or any of them, as attorneys-in-fact for each Debtor to execute, deliver, file and record such items for such Debtor and in the Debtor's name, place and stead to preserve, continue, perfect and protect said security interest. This power of attorney, being coupled with an interest, shall be irrevocable for the life of this Agreement.
9.    Each Debtor covenants and agrees that:
(a)    it will defend the Agent's and the Lenders' Lien on and security interest in and to the Collateral against the claims and demands of all Persons, other than a holder of Permitted Liens, and any Person claiming a right in the Collateral pursuant to an agreement between such Person and the Agent;
(b)    it will not suffer or permit to exist on any Lien on the Collateral, other than the security interests created by this Agreement and Permitted Liens;
(c)    it will not take or omit to take any action, the taking or the omission of which would reasonably be expected to result in a material alteration (except as permitted by the Credit Agreement) or impairment of the Collateral or of the Agent's rights under this Agreement;
(d)    it will (i) except for such Collateral delivered to the Agent pursuant to this Section 9(d) or otherwise under the control of the Agent, obtain and maintain sole and exclusive possession of the Collateral (other than Collateral in transit or Collateral kept in accordance with paragraph (ii) below), (ii) maintain its chief executive office and keep the Collateral (other than Collateral in transit) and all records pertaining thereto at the locations specified in Schedule A, unless it shall have given the Agent prior notice and taken any action reasonably requested by the Agent to maintain its security interest therein, (iii) notify the Agent if an account becomes evidenced or secured by an instrument or chattel paper and deliver to the Agent upon the Agent's request therefor all Collateral consisting of instruments and chattel paper immediately upon the Debtor's receipt of a request therefor, (iv) deliver to the Agent all Collateral the possession of which is required to perfect the Agent's Lien thereon or security interest therein or the possession of which grants priority over a Person filing a financing statement with respect thereto, (v) execute control agreements and cause other Persons to execute acknowledgments in form and substance satisfactory to the Agent evidencing the Agent's control with respect to all Collateral, the control or acknowledgment of which perfects the Agent's security interest therein, including letters of credit, letter of credit rights, electronic chattel paper, deposit accounts and Investment Property, and (vi) keep materially accurate and complete books and records concerning the Collateral and such other books and records as the Agent may from time to time reasonably require;
(e)    it will promptly furnish to the Agent such information and documents relating to the Collateral as the Agent may reasonably request, including, without limitation, all invoices, documents, contracts, chattel paper, instruments and other writings pertaining to such Debtor's contracts or the performance thereof, all of the foregoing to be certified upon request of the Agent by an authorized officer of such Debtor;
(f)    it shall immediately notify the Agent if any account arises out of contracts with the governments of the United States or Canada or any department, agency or instrumentality of either of them or any one or more of the states of the United States or any one or more of the provinces or territories of Canada or any department, agency, or instrumentality of any of them, and will execute any instruments and take any steps required by the Agent so that all monies due and to become due under such contract shall be assigned to the Agent and notice of the assignment given to and acknowledged by the appropriate government agency or authority under the Federal Assignment of Claims Act or the Financial Administration Act (Canada), as applicable;
(g)    it will not change its jurisdiction of incorporation, formation or organization, as applicable, without providing thirty (30) days' prior written notice to the Agent;
(h)    it will not change its name without providing thirty (30) days' prior written notice to the Agent;
(i)    it shall preserve its current existence as a corporation, partnership or a limited liability company, as applicable, and except as permitted by the Credit Agreement, shall not (i) in one, or a series of related transactions, merge into or consolidate with any other entity, the survivor of which is not one of the Borrowers or another Debtor, or (ii) sell all or substantially all of its assets to any Person or Persons other than to one of the Borrowers or another Debtor;
(j)    it hereby authorizes the Agent to, at any time and from time to time, file in any one or more jurisdictions, financing statements that describe the Collateral, together with continuation statements thereof and amendments thereto, without the signature of such Debtor and which contain any information required by the PPSA or any other applicable statute applicable to such jurisdiction for the sufficiency or filing office acceptance of any financing statements, continuation statements, or amendments. Each Debtor agrees to furnish any such information to the Agent promptly upon request. Any such financing statements, continuation statements, or amendments may be signed by Agent on behalf of such Debtor if the Agent so elects and may be filed at any time in any jurisdiction; and
(k)    it shall at any time and from time to time take such steps as the Agent may reasonably request as are necessary for the Agent to ensure the continued perfection of the Agent's and the Lenders' security interest in the Collateral with the same priority required hereby and the preservation of its rights therein.
10.    The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Agent takes such action for that purpose as the Debtor shall request in writing; provided that such requested action will not, in the judgment of the Agent, impair the security interest in the Collateral created hereby or the Agent's and the Lenders' rights in, or the value of, the Collateral; provided, further, that such written request is received by the Agent in sufficient time to permit the Agent to take the requested action.
11.    So long as no Event of Default has occurred and is continuing: (a) the Debtors may exercise all rights to vote and to exercise all rights of conversion or retraction or other similar rights with respect to any Pledged Securities, provided that no such exercise, in the reasonable opinion of the Agent, will have an adverse effect on the value of such Pledged Securities; and (b) the Debtors shall be entitled to receive all dividends (whether paid or distributed in cash, securities or other property) and interest declared and paid or distributed in respect of the Pledged Securities. Upon the occurrence of an Event of Default and during the continuance thereof: (w) no proxy granted by the Agent (or its agent) to any of the Debtors in respect of the Pledged Securities shall thereafter be effective; (x) the Debtors shall have no rights to vote or take any other action with respect to any Pledged Securities; (y) the Agent may, but shall not be obligated to, vote and take all other action with respect to any Pledged Securities; and (z) the Debtors shall cease to be entitled to receive any dividends or interest, whether declared or payable before or after the occurrence of a Default or an Event of Default, in respect of the Pledged Securities and such dividends or interest shall be received by the Debtors in trust and paid to the Agent for the benefit of itself and the Lenders.
12.    The pledge, security interests and other Liens and the obligation of each Debtor hereunder shall not be discharged until payment in full of the Secured Obligations. The pledge, security interests, and other Liens and the obligations of each Debtor hereunder shall not be discharged or impaired or otherwise diminished by any failure, default, omission, or delay, willful or otherwise, by Agent or the Lenders in the exercise any of its rights or remedies under this Agreement or any of the other Loan Documents. Without limiting the generality of the foregoing, each Debtor hereby agrees and acknowledges that the pledge, security interests, and other Liens given by such Debtor hereunder shall not be diminished, terminated, or otherwise similarly affected by any of the following at any time and from time to time:
(a)    Any increase, decrease, or change in the amount, nature, type or purpose of any of the Secured Obligations (whether or not contemplated by the Loan Documents as presently constituted); any change in the time, manner, method, or place of payment or performance of, or in any other term of, any of the Secured Obligations; any execution or delivery of any additional Loan Documents; or any amendment, modification or supplement to, or refinancing or refunding of, any Loan Document or any of the Secured Obligations;
(b)    Any failure to assert any breach of or default under any Loan Document or any of the Secured Obligations; any extensions of credit in excess of the amount committed under or contemplated by the Loan Documents, or in circumstances in which any condition to such extensions of credit has not been satisfied; any other exercise or non-exercise, or any other failure, omission, breach, default, delay, or wrongful action in connection with any exercise or non-exercise, of any right or remedy against any Debtor or any other Person under or in connection with any Loan Document or any of the Secured Obligations; any refusal of payment or performance of any of the Secured Obligations, whether or not with any reservation of rights against any Debtor; or any application of collections (including collections resulting from realization upon any direct or indirect security for the Secured Obligations) to other obligations, if any, not entitled to the benefits of this Agreement, in preference to the Secured Obligations or, if any collections are applied to the Secured Obligations, any application to particular Secured Obligations;

(c)    Any taking, exchange, amendment, modification, supplement, termination, subordination, release, loss, or impairment of, or any failure to protect, perfect, or preserve the value of, or any enforcement of, realization upon, or exercise of rights or remedies under or in connection with, or any failure, omission, breach, default, delay, or wrongful action by the Agent or any other Person in connection with the enforcement of, realization upon, or exercise of rights or remedies under or in connection with, or, any other action or inaction by Agent or any other Person in respect of, any direct or indirect security for any of the Secured Obligations (including the Collateral). As used in this Agreement, "direct or indirect security" for the Secured Obligations, and similar phrases, includes any collateral security, guaranty, suretyship, letter of credit, capital maintenance agreement, put option, subordination agreement, or other right or arrangement of any nature providing direct or indirect assurance of payment or performance of any of the Secured Obligations, made by or on behalf of any Person;
(d)    Any merger, consolidation, liquidation, dissolution, winding-up, charter revocation, or forfeiture, or other change in, restructuring or termination of the existing structure or existence of, any Debtor or any other Person; any bankruptcy, insolvency, reorganization or similar proceeding with respect to any Debtor or any other Person; or any action taken or election (including any election under Section 1111(b)(2) of the United States Bankruptcy Code or any comparable law of any jurisdiction) made by Agent or the Debtor or by any other Person in connection with any such proceeding;
(e)    Any defense, setoff, or counterclaim which may at any time be available to or be asserted by any Debtor or any other Person with respect to any of the Loan Documents or any of the Secured Obligations; or
(f)    Any other event or circumstance, whether similar or dissimilar to the foregoing, and whether known or unknown, which might otherwise constitute a defense available to, or limit the liability of a borrower, a guarantor or a surety, including each Debtor, excepting only full, strict, payment in full of the Secured Obligations.
13.    Each Debtor hereby waives any and all defenses which such Debtor may now or hereafter have based on principles of suretyship, impairment of collateral, or the like, and each Debtor hereby waives any defense to or limitation on its obligations under this Agreement arising out of or based on any event or circumstance referred to in Section 12. Without limiting the generality of the foregoing and to the fullest extent permitted by applicable Law, each Debtor hereby further waives each of the following:
(a)    All notices, disclosures and demands of any nature which otherwise might be required from time to time to preserve any rights against such Debtor, including the following: any notice of any event or circumstance described in Section 12; any notice required by any law, regulation or order now or hereafter in effect in any jurisdiction; any notice of nonpayment, nonperformance, dishonor, or protest under any Loan Document or any of the Secured Obligations; any notice of the incurrence of any Secured Obligations; any notice of any default or any failure on the part of the Debtors or any other Person to comply with any Loan Document or any of the Secured Obligations or any requirement pertaining to any direct or indirect security for any of the Secured Obligations; and any notice or other information pertaining to the business, operations, condition (financial or otherwise), or prospects of the Debtors or any other Person;
(b)    Any right to any marshalling of assets, to the filing of any claim against such Debtor or any other Person in the event of any bankruptcy, insolvency, reorganization, or similar proceeding, or to the exercise against such Debtor or any other Person of any other right or remedy under or in connection with any Loan Document or any of the Secured Obligations or any direct or indirect security for any of the Secured Obligations; any requirement of promptness or diligence on the part of the Agent or any other Person; any requirement to exhaust any remedies under or in connection with, or to mitigate the damages resulting from default under, any Loan Document or any of the Secured Obligations or any direct or indirect security for any of the Secured Obligations; and any requirement of acceptance of this Agreement or any other Loan Document, and any requirement that such Debtor receive notice of any such acceptance; and
(c)    Any defense or other right arising by reason of any Law now or hereafter in effect in any jurisdiction pertaining to election of remedies (including anti-deficiency laws, "one action" laws or the like), or by reason of any election of remedies or other action or inaction by the Agent (including commencement or completion of any judicial proceeding or nonjudicial sale or other action in respect of the Collateral for any of the Secured Obligations), which results in denial or impairment of the right of the Agent to seek a deficiency against such Debtor or any other Person or which otherwise discharges or impairs any of the Secured Obligations.
14.    (a)    At any time and from time to time whether or not an Event of Default has occurred and is continuing and without prior notice to or consent of any Debtor, the Agent may, at its option and for the benefit of itself and the Lenders, take such actions as the Agent deems appropriate (i) to attach, perfect, continue, preserve and protect the Agent's and the Lenders' security interest in, or Lien on, the Collateral, (ii) to inspect, audit and verify the Collateral, including reviewing each Debtor's books and records and copying and making excerpts therefrom, and (iii) to add all liabilities, obligations, costs and expenses reasonably incurred in connection with the foregoing clauses (i) and (ii) to the Secured Obligations, to be paid by the Debtors to the Agent for the benefit of the Agent and the Lenders within ten (10) days after demand; provided that so long as no Default or Event of Default has occurred and is continuing, the Debtor shall not be obligated to reimburse Agent for more than one such inspection in any calendar year; provided further however, that the Debtor shall be obligated to reimburse the Agent for all inspections performed after the occurrence and during the continuance of a Default or Event of Default.
(b)    At any time and from time to time while an Event of Default has occurred and is continuing and without prior notice to or consent of any Debtor, the Agent may, at its option and for the benefit of itself and the Lenders, take such action as the Agent deems appropriate (i) to maintain, repair, protect and insure the Collateral, (ii) to perform, keep, observe and render true and correct any and all covenants, agreements, representations and warranties of the Debtors hereunder, and (iii) to add all liabilities, obligations, costs and expenses reasonably incurred in connection with the foregoing clauses (i) and (ii) to the Secured Obligations, to be paid by the Debtors to the Agent for the benefit of the Agent and the Lenders within ten (10) days after demand.
15.    While any Event of Default under the Credit Agreement has occurred and is continuing:
(a)    The Agent shall have, and may exercise, all the rights and remedies available to a secured party under the PPSA, and such other rights and remedies as may be provided at Law and as set forth below, including, without limitation, the ability to (i) take possession immediately, with or without notice, demand, or legal process, of any or all of the Collateral wherever found, and for such purposes, enter upon any premises upon which the Collateral may be found and remove the Collateral therefrom, (ii) require any Debtor to assemble the Collateral and deliver it to the Agent or to any place designated by the Agent at the Debtors' expense, (iii) take over and collect all of any Debtor's Receivables and all other Collateral, and to this end each Debtor hereby appoints the Agent, its officers, employees and agents, as its irrevocable, true and lawful attorneys-in-fact with all necessary power and authority to (1) receive, open and dispose of all mail addressed to any Debtor and notify postal authorities to change the address for delivery thereof to such address as the Agent may designate, (2) demand payment of the Receivables, (3) enforce payment of the Receivables by legal proceedings or otherwise, (4) exercise all of any Debtor's rights and remedies with respect to the collection of the Receivables, (5) settle, adjust, compromise, extend or renew the Receivables, (6) settle, adjust or compromise any legal proceedings brought to collect the Receivables, (7) to the extent permitted by applicable Law, sell or assign the Receivables upon such terms, for such amounts and at such time or times as the Agent deems advisable, (8) discharge and release the Receivables, (9) take control, in any manner, of any item of payment or proceeds from any account debtor, (10) prepare, file and execute on behalf of any Debtor a proof of claim in relief proceeding or similar document against any account debtor, (11) prepare, file and execute on behalf of any Debtor a notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables, (12) do all acts and things necessary, in the Agent's sole discretion, to fulfill each Debtor's obligations to the Agent or the Lenders under the Credit Agreement, the other Loan Documents or otherwise, (13) endorse on behalf of any Debtor any cheque, chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Receivables or Inventory, (14) use any Debtor's stationery and execute on behalf of any Debtor verifications of the Receivables and notices thereof to account debtors, (15) access and use the information recorded on or contained in any data processing equipment or computer hardware or software relating to the Receivables, Inventory, or other Collateral or proceeds thereof to which any Debtor has access, (iv) demand, sue for, collect, compromise and give acquittances for any and all Collateral, (v) prosecute, defend or compromise any action, claim or proceeding with respect to any of the Collateral, and (vi) take such other action as the Agent may deem appropriate, including extending or modifying the terms of payment of any Debtor's debtors. This power of attorney, being coupled with an interest, shall be irrevocable for the life of this Agreement. To the extent permitted by Law, each Debtor hereby waives all claims of damages due to or arising from or connected with any of the rights or remedies exercised by the Agent pursuant to this Agreement, except claims for physical damage to the Collateral, Persons or other property arising from gross negligence or willful misconduct by the Agent.
(b)    The Agent shall have the right to lease, sell or otherwise dispose of all or any of the Collateral at public or private sale or sales for cash, credit or any combination thereof, with such notice as may be required by Law (it being agreed by the Debtors that, in the absence of any contrary requirement of Law, ten (10) days' prior notice of a public or private sale of Collateral shall be deemed reasonable notice), in lots or in bulk, for cash or on credit, all as the Agent, in its sole discretion, may deem advisable. Such sales may be adjourned from time to time with or without notice. The Agent shall have the right to conduct such sales on any Debtor's premises or elsewhere and shall have the right to use any Debtor's premises without charge for such sales for such time or times as the Agent may see fit. The Agent may purchase all or any part of the Collateral at public or, if permitted by Law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Secured Obligations.
(c)    Each Debtor, at its cost and expense (including the cost and expense of any of the following referenced consents, approvals, etc.), will promptly execute and deliver or cause the execution and delivery of all applications, certificates, instruments, registration statements, and all other documents and papers the Agent may request in connection with the obtaining of any consent, approval, registration, qualification, permit, license, accreditation, or authorization of any other official body or other Person necessary or appropriate for the effective exercise of any rights hereunder or under the other Loan Documents. Without limiting the generality of the foregoing, each Debtor agrees that in the event the Agent on behalf of itself and/or the Lenders shall exercise its rights hereunder or pursuant to the other Loan Documents, to sell, transfer, or otherwise dispose of, or vote, consent, operate, or take any other action in connection with any of the Collateral, each Debtor shall execute and deliver (or cause to be executed and delivered) all applications, certificates, assignments and other documents that the Agent requests, to facilitate such actions and shall otherwise promptly, fully, and diligently cooperate with the Agent and any other Persons in making any application for the prior consent or approval of any official body or any other Person to the exercise by the Agent on behalf of itself and/or the Lenders of any such rights relating to all or any of the Collateral. Furthermore, because each Debtor agrees that the remedies at law, of the Agent on behalf of itself and/or the Lenders, for failure of such Debtor to comply with this subsection (c) would be inadequate, and that any such failure would not be adequately compensable in damages, each Debtor agrees that this Subsection (c) may be specifically enforced.
(d)    The Agent may request, without limiting the rights and remedies of the Agent on behalf of itself and the Lenders otherwise provided hereunder and under the other Loan Documents, that each Debtor do any of the following: (i) give the Agent on behalf of itself and the Lenders specific assignments of the accounts receivable of the Debtors after such accounts receivable come into existence, and schedules of such accounts receivable, the form and content of such assignment and schedules to be reasonably satisfactory to Agent, and (ii) in order to better secure the Agent on behalf of itself and the Lenders, to the extent permitted by Law, enter into such lockbox agreements and establish such lockbox accounts as the Agent may require, all at the sole expense of the Debtors and shall direct all payments from all payors due to each Debtor, to such lockbox accounts.
(e)    Nothing in this Agreement waives any duty of the Agent or any right of Debtor which cannot be waived under the PPSA or other mandatory provisions of applicable Law which cannot be waived.
(f)    The Agent may institute proceedings in any court of competent jurisdiction for the appointment of a receiver (which term includes a receiver and manager) of the Collateral or may make an appointment in writing of any Person to be a receiver of the Collateral. The Agent may remove any receiver appointed by the Agent and appoint another in its place, and may determine the remuneration of any receiver, which may be paid from the proceeds of the Collateral in priority to other Secured Obligations. Any receiver appointed by the Agent shall, to the extent permitted by applicable Law, have all of the rights, benefits and power of the Agent and the Lenders under this Agreement, the PPSA or otherwise. Any receiver shall be deemed the agent of the Debtor, and the Lenders shall not be in any way responsible for any misconduct or negligence of any receiver.
16.    The Lien on and security interest in the Collateral granted to and created in favor of the Agent by this Agreement shall be for the benefit of the Agent and the Lenders. Each of the rights, privileges, and remedies provided to the Agent hereunder or otherwise by Law with respect to the Collateral shall be exercised by the Agent only for its own benefit and the benefit of the Lenders, and any of the Collateral or proceeds thereof held or realized upon at any time by the Agent shall be applied as set forth in the Credit Agreement. Each Debtor shall remain liable to the Agent and the Lenders for, and shall pay to the Agent for the benefit of itself and the Lenders, any deficiency which may remain after such sale or collection.
17.    If the Agent repossesses or seeks to repossess any of the Collateral pursuant to the terms hereof following the occurrence and during the continuance of an Event of Default, then to the extent it is commercially reasonable for the Agent to store any Collateral on any premises of any Debtor, such Debtor hereby agrees to lease to the Agent on a month-to-month tenancy for a period not to exceed ninety (90) days at the Agent's election, at a rental rate equal to One Dollar ($1.00) per month (if such Debtor owns the premises), and at the current rental rate per month (if such Debtor leases the premises), the premises on which the Collateral is located; provided it is located on premises owned or leased by such Debtor.

18.    Upon payment in full of the Secured Obligations and termination of the Credit Agreement, this Agreement shall terminate and be of no further force and effect, and the Agent shall thereupon promptly return to such Debtor any Collateral and such other documents delivered by the Debtor or obtained by the Agent hereunder as may then be in the Agent's possession, subject to the rights of third parties. Until such time, however, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Following a sale of assets permitted under the Credit Agreement, the Agent shall also promptly return to the applicable Debtors such Collateral and such other documents delivered by the Debtors or obtained by the Agent hereunder as may then be in the Agent's possession, subject to the rights of third parties.
19.    No failure or delay on the part of the Agent in exercising any right, remedy, power or privilege hereunder shall operate as a waiver thereof or of any other right, remedy, power or privilege of the Agent hereunder; nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. No waiver of a single Event of Default shall be deemed a waiver of a subsequent Event of Default. All waivers under this Agreement must be in writing. The rights and remedies of the Agent under this Agreement are cumulative and in addition to any rights or remedies which it may otherwise have, and the Agent may enforce any one or more remedies hereunder successively or concurrently at its option.
20.    All notices, statements, requests and demands given to or made upon either party hereto in accordance with the provisions of this Agreement shall be given or made as provided in the Credit Agreement.
21.    Each Debtor agrees that as of the date hereof, all information contained on Schedule A hereto is accurate and complete and contains no omission or misrepresentation. Each Debtor shall promptly notify the Agent of any changes in the information set forth thereon.
22.    Each Debtor acknowledges that the provisions hereof giving the Agent rights of access to books, records and information concerning the Collateral and such Debtor's operations and providing the Agent access to such Debtor's premises are intended to afford the Agent with immediate access to current information concerning the Debtor and its activities, including without limitation, the value, nature and location of the Collateral so that the Agent can, among other things, make an appropriate determination following the occurrence and during the continuance of an Event of Default, whether and when to exercise its other remedies hereunder and at Law, including, without limitation, instituting a replevin action should the Debtor refuse to turn over any Collateral to the Agent. Each Debtor further acknowledges that should such Debtor at any time fail to promptly provide such information and access to the Agent, such Debtor acknowledges that the Agent would have no adequate remedy at Law to promptly obtain the same. Each Debtor agrees that the provisions hereof may be specifically enforced by the Agent and waives any claim or defense in any such action or proceeding that the Agent has an adequate remedy at Law.
23.    This Agreement shall be binding upon, and inure to the benefit of, the Agent, the Lenders and their respective successors and assigns, and the Debtors and each of their respective successors and assigns, except that the Debtors may not assign or transfer its obligations hereunder or any interest herein other that in connection with the assignment or transfer of the Credit Agreement or with the prior written consent of the Agent.
24.    This Agreement shall be deemed to be a contract under the laws of the Province of Ontario and the laws of Canada applicable therein and for all purposes shall be governed by, and construed in accordance with, the laws of said Province excluding its rules relating to conflicts of law.

25.    Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
26.    Each Debtor hereby irrevocably submits to the nonexclusive jurisdiction of the courts of the Province of Ontario, in any action or proceeding arising out of or relating to this Agreement, and each Debtor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such courts. Each Debtor hereby waives to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any such action or proceeding. Each Debtor hereby appoints the process agent identified below (the "Process Agent") as its agent to receive on behalf of such party and its respective property service of copies of the summons and complaint and any other process which may be served in any action or proceeding. Such service may be made by mailing or delivering a copy of such process to the Debtor in care of the Process Agent at the Process Agent’s address, and each Debtor hereby authorizes and directs the Process Agent to receive such service on its behalf. Each Debtor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions (or any political subdivision thereof) by suit on the judgment or in any other manner provided at law. Each Debtor further agrees that it shall, for so long as any commitment or any obligation of any Credit Party to any Lender remains outstanding, continue to retain Process Agent for the purposes set forth in this Section 26. The Process Agent for each Debtor shall be Unique Fabricating NA, Inc. (the US Borrower), which has an office on the date hereof as set forth in the Credit Agreement.
27.    EXCEPT AS PROHIBITED BY LAW, EACH DEBTOR HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY A JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER DOCUMENTS OR TRANSACTIONS RELATING THERETO.
28.    This Agreement may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument. Each Debtor acknowledges and agrees that a telecopy transmission to the Agent or any Lender of the signature pages hereof purporting to be signed on behalf of the Debtor shall constitute effective and binding execution and delivery hereof by such Debtor.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed and delivered this Agreement as of the day and year first above set.

UNIQUE-INTASCO CANADA, INC.

By:                                                    ______________________
Its:    ______________________

CITIZENS BANK, NATIONAL ASSOCIATION
as Agent

By:
Michael Farley
Its:    Senior Vice President

SCHEDULES
TO
SECURITY AGREEMENT
All defined terms used in these Schedules shall have the meanings ascribed to them in the above-referenced Security Agreement, as amended as of the date hereof, unless otherwise defined herein. Materials attached hereto are incorporated by reference herein and made a part hereof.

SCHEDULE A
TO
SECURITY AGREEMENT
Security Interest Data Summary
1.    Debtors’ Jurisdictions of Organization; Registered Office; and Corporate Number

Legal Name	Jurisdiction of Organization	Registered Office	Corporate Number
Unique-Intasco Canada, Inc.	British Columbia	1600-925 West Georgia Street, Vancouver BC V6C 3L2 Canada	773927926

2. Debtors’ Trade names: None.
3. All of the Debtors’ personal property which has not been delivered to the Agent pursuant to the terms of this Agreement or the Credit Agreement is now, and will be at all future times, located at the Debtors’ chief executive office as described in Paragraph 1 above, except as specified below:

Debtor Tenant	Address	Collateral Location	Record Location
Unique-Intasco Canada, Inc.	510 McGregor Avenue, London, Ontario	510 McGregor Avenue, London, Ontario	510 McGregor Avenue, London, Ontario
Unique-Intasco Canada, Inc.	510 McGregor Avenue, London, Ontario	505 McGregor Avenue, London, Ontario	510 McGregor Avenue, London, Ontario

4. All of the Debtors’ real property is located in the following counties:

Owner	County	Address
Combe Investment Ltd. Tenant: Intasco Corporation, Inc.	Middlesex	510 McGregor Avenue, London, Ontario
Combe Investment Ltd. Tenant: Intasco Corporation, Inc.	Middlesex	505 McGregor Avenue, London, Ontario

5.    All of the Debtors’ books and records, including those relating to accounts payable and accounts receivable, are kept at the Debtors’ registered office as described in Paragraph 1 above, except as specified below:
800 Standard Parkway, Auburn Hills, Michigan 48326